Exhibit 99.1

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3104

HEALTH MANAGEMENT ASSOCIATES, INC.

REPORTS FOURTH QUARTER AND YEAR-END RESULTS

Record 17th Consecutive Year of Uninterrupted Operating Earnings Growth

NAPLES, FLORIDA (November 15, 2005), Health Management Associates, Inc. (NYSE: HMA) announced today that for its fourth quarter ended September 30, 2005, total revenue from continuing operations was $920.8 million, net income was $87.8 million, income from continuing operations was $87.2 million, and both diluted earnings per share (“EPS”) and diluted EPS from continuing operations were $0.35. For the fourth quarter, total revenue from continuing operations increased 16.6%, net income increased 18.6%, income from continuing operations increased 17.8%, and both diluted EPS and diluted EPS from continuing operations increased 16.7% compared to the same quarter a year ago. HMA’s quarterly results include an adverse impact of approximately $6.9 million, or $0.025 per diluted share, related to several hurricanes that impacted the operations of HMA hospitals in Florida and Mississippi in 2005. Also included in HMA’s quarterly results is a positive impact of $10.0 million, or $0.04 per diluted share, from insurance reimbursement related to damages incurred at HMA’s Charlotte Regional Medical Center as a result of Hurricane Charley during the fiscal year ended September 30, 2004. Excluding the insurance recoveries, net patient service revenue increased 14.7% for the quarter ended September 30, 2005 compared to the same quarter a year ago.

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Health Management Associates, Inc./Page 2

“HMA has faced a very challenging fourth quarter. The hurricane season of 2005 continued the pace set in 2004, and once again, HMA’s dedicated physicians and employees worked heroically through the storms to ensure that the health care needs of our communities were being met. Their efforts continue today as we and our communities recover,” said Joseph V. Vumbacco, HMA’s President and Chief Executive Officer. “HMA will continue to address these and other challenges by assisting in the rebuilding of the Biloxi, Mississippi community, addressing the growing levels of uninsured and underinsured patients, and continuing to enhance our relationships with the physicians in our communities. We believe the acquisition pipeline is as promising as it has been in recent years, and HMA expects to complete a number of announced acquisitions in the near future.

Net patient service revenue from continuing operations relating to hospitals owned and operated by HMA for one year or more, excluding Biloxi Regional Medical Center, increased 5.9% during the fourth quarter of fiscal year 2005. Operations at several of HMA’s hospitals were impacted by hurricanes in the fourth quarter of both fiscal 2004 and 2005, making comparisons somewhat difficult from year to year. Including Biloxi Regional Medical Center, net patient service revenue from continuing operations relating to hospitals owned and operated by HMA for one year or more increased 4.6% during the fourth quarter of fiscal year 2005 compared to the same quarter a year ago. This represents HMA’s 68th consecutive quarter of same hospital revenue growth. Excluding Biloxi Regional Medical Center, factors contributing to HMA’s fourth quarter same hospital revenue growth from continuing operations, as compared to the same period a year ago, included a 0.7% increase in same hospital admissions, and a 3.2% increase in same hospital adjusted admissions, which adjusts admissions for outpatient volume. Same hospital net revenue per adjusted admission, from continuing operations for the fourth quarter, excluding Biloxi Regional Medical Center, increased 2.6% compared to the same quarter a year ago. Same hospital emergency room visits and total surgeries from continuing operations, excluding Biloxi Regional Medical Center, increased 4.8% and 6.5%, respectively, compared to the same quarter a year ago. Including Biloxi Regional Medical Center, same hospital admissions increased 0.3%, adjusted admissions increased 2.8%, net revenue per adjusted admission increased 1.8%, emergency room visits increased 5.7% and surgeries increased 5.9%. Overall, HMA’s total admissions from continuing operations grew 8.1% in the fourth quarter as compared to the same quarter a year ago, reflecting the admission contribution from the hospitals acquired during fiscal year 2005.

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Health Management Associates, Inc./Page 3

HMA continues to implement its proven operating strategy of delivering high quality health care while maintaining effective cost controls. HMA’s same hospital adjusted EBITDA margins were 21.0% in the fourth quarter ended September 30, 2005. Adjusted EBITDA is EBITDA adjusted to exclude assets held-for-sale operations. Excluding Biloxi Regional Medical Center (which was most affected by Hurricane Katrina), same hospital adjusted EBITDA margins were 21.7% for the fourth quarter. EBITDA margin is defined as earnings margin, before interest, taxes, depreciation and amortization. EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles in the United States, commonly known as GAAP, and should not be considered as either an alternative to net income as an indicator of HMA’s operating performance or as an alternative to cash flows as a measure of HMA’s liquidity. Nevertheless, HMA believes that providing non-GAAP information regarding EBITDA is important for investors and other readers of HMA’s financial statements, as it provides a measure of liquidity. In addition, EBITDA is commonly used as an analytical indicator within the health care industry and HMA’s debt facilities contain covenants that use EBITDA in their calculations. Because EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies. A table reconciling EBITDA to GAAP follows the financial statements included with this press release.

In the fourth quarter ended September 30, 2005, HMA reclassified as assets held-for-sale the results from Williamson Memorial Hospital in Williamson, West Virginia, with all prior periods restated. For the fourth quarter, after tax income from assets held-for-sale totaled $638,000 and for the year ended September 30, 2005, the after tax loss from assets held-for-sale was $580,000. Negotiations to sell Williamson Memorial Hospital are ongoing.

For the year ended September 30, 2005, HMA’s total revenue from continuing operations was approximately $3.6 billion, net income was $353.1 million, income from continuing operations was $353.7 million, and both diluted EPS and diluted EPS from continuing operations were $1.42. Total admissions from continuing operations for the year increased 7.0%, reflecting contributions from hospitals acquired during fiscal year 2005. Same hospital net revenue from continuing operations for the year ended September 30, 2005 increased 3.8% compared to the same period a year ago, and same hospital adjusted EBITDA margin for the year was 23.7%.

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Health Management Associates, Inc./Page 4

“Effective and appropriate hospital staffing remains an area of focus for our hospitals’ management teams. Flexible staffing is necessary to adjust for daily changes in patient volumes and acuity,” added Vumbacco. “We believe that appropriate staffing improves quality outcomes, and HMA’s Chief Nursing Officers, or CNOs, continue to effectively manage their personnel resources. The result is the continuation of both a nursing turnover ratio and vacancy rate below 10% during the year ended September 30, 2005.” Same hospital salary and benefits expense from continuing operations, as a percent of net patient service revenue, was 38.4% in the fourth quarter, a 20 basis point reduction compared to the same quarter a year ago.

HMA hospitals’ local business office personnel continue to focus their attention on up-front collections, including in the emergency room after treatment has been rendered. In some cases, HMA hospitals are adding additional collection staff to assist with third party qualifications, as well as extending business office hours to accommodate increased patient volumes in the early evenings. Bad debt expense from continuing operations, as a percent of total revenue, for the fourth quarter ended September 30, 2005 was 8.2%, a 60 basis point increase compared to the same quarter a year ago. Included in the bad debt expense for the fourth quarter was an increase in the allowance for doubtful accounts recognized largely by HMA’s physician clinic operations, resulting in an adverse impact of approximately $2.6 million, or $0.01 per diluted share. For the fourth quarter ended September 30, 2005, HMA’s charity care/indigent write-offs were 4.7% of gross revenue compared to 4.4% of gross revenue for the same period a year ago. On a same hospital basis, private pay admissions totaled approximately 7.5% of total admissions for the fourth quarter compared to 6.9% of total admissions in the same quarter a year ago.

Despite obvious challenges, business office personnel at HMA’s hospitals continue to focus their local presence to improve their collection results. Third party payor qualifications and up-front collections of health insurance deductibles and co-pays continue to improve, resulting in improved cash flow and reductions in Days Sales Outstanding (“DSOs”). HMA’s DSOs from continuing operations, as of September 30, 2005 were 67 days; a five-day reduction from the same period a year ago, and at the lower end of HMA’s stated objective range for fiscal 2005 of between 65 and 73 days. In addition, cash flow from continuing operations was $555.7 million for the year ended September 30, 2005, a 21.3% increase compared to the cash flow from continuing operations for the same period a year ago.

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Health Management Associates, Inc./Page 5

On November 3, 2005, HMA entered into a definitive agreement to acquire an 80% controlling interest in the Orlando Regional St. Cloud Hospital located in St. Cloud, Florida. Orlando Regional Healthcare (“ORH”) will retain a 20% ownership interest in Orlando Regional St. Cloud Hospital. This is the first partnership between HMA and a not-for-profit entity, and offers both organizations the opportunity to combine their respective strengths. HMA will assume operational responsibility for the hospital, and a local advisory board comprised of representatives from the medical staff, the local community, ORH and HMA will be established. The hospital operates 84 licensed beds and generates approximately $45 million in annual net revenue. Initial expansion projects will focus on the emergency room, surgical suites, and the addition of patient rooms. “ORH has an outstanding reputation for delivering high quality health care, having been awarded numerous national and state accolades for its clinical outcomes, and HMA looks forward to a long and mutually beneficial relationship with them,” said Vumbacco. The transaction is expected to be completed by December 31, 2005.

On November 7, 2005, HMA announced a purchase agreement to acquire Barrow Community Hospital in Winder, Georgia. The execution and closing of the purchase agreement are subject to the review and approval of the Georgia Attorney General’s office in accordance with applicable state law. Barrow Community Hospital is a sole community provider with 56 licensed beds, and is a fully accredited, general acute-care hospital located in Winder, Georgia, which is approximately 40 miles east of Atlanta and 20 miles north of HMA’s Walton Regional Medical Center located in Monroe, Georgia. Barrow Community Hospital generates approximately $20 million in annual net revenue. “With a population of more than fifty-two thousand, Barrow County is expected to double in size over the next decade, and HMA is eager to meet the health care demands that are anticipated from that growth,” added Vumbacco.

On November 15, 2005, HMA entered into a definitive agreement to acquire Gilmore Memorial Hospital located in Amory, Mississippi, which is approximately 30 miles southeast of Tupelo. The execution and closing of the purchase agreement are subject to the review and approval of the Mississippi Attorney General’s office pursuant to applicable state law. “Gilmore Memorial Hospital is a sole community provider in its service area, and has been serving the residents of Monroe County for the past 88 years.

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Health Management Associates, Inc./Page 6

HMA is very pleased to have been chosen to continue this fine tradition of health care delivery in Northeast Mississippi,” added Vumbacco. “Gilmore Memorial is a classic HMA acquisition. Gilmore Memorial enjoys strong community support with an excellent medical staff and dedicated employees. HMA intends to build upon this strong foundation to continue to enhance the quality of health care and improve access to needed medical services.” Gilmore Memorial hospital is a fully accredited, general acute-care hospital operating 95 licensed beds. The hospital has been in operation since 1916, and currently generates approximately $40 million of annual net revenue.

HMA continues to develop strong relationships with faith-based hospital systems throughout the United States that are seeking to raise capital by selling certain non-urban hospitals in order to focus their resources on their larger core facilities. In addition, HMA believes that stand-alone, not-for-profit hospitals will continue to experience operating pressures, leading them to seek a buyer like HMA with a long history of successful operations. Based on the combination of increasing acquisition opportunities from these two sources and the recent signing of several acquisition definitive agreements during the first fiscal quarter, HMA believes the acquisition environment remains very attractive, and that HMA will be an active hospital acquirer during fiscal year 2006.

On August 3, 2005, HMA announced a share repurchase program to repurchase up to 10 million shares of HMA’s common stock. As announced on November 14, 2005, HMA completed the repurchase program, having acquired 10 million common shares.

In addition, on September 22, 2005, HMA announced a 50% increase in the quarterly cash dividend to $0.06 per share of HMA common stock. The dividend is payable on November 29, 2005, to stockholders of record at the close of business on November 4, 2005. This is the second consecutive year that HMA’s Board of Directors has increased the dividend payable on HMA’s common stock.

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Health Management Associates, Inc./Page 7

HMA’s senior management team will discuss HMA’s performance for the fourth quarter and fiscal year ended September 30, 2005 in greater detail during a live conference call and audio webcast later this afternoon. All interested investors are invited to access the webcast at 12:30 p.m., Eastern Standard Time, via HMA’s website located at www.hma-corp.com or via www.streetevents.com or to join the conference call by dialing 1-877-476-3476 (U.S.) or 1-706-643-1569 (International). A copy of the audio webcast, along with any related information which HMA may be required to provide pursuant to SEC rules, will be archived on HMA’s website under the heading “Investor Relations.”

HMA is the premier operator of non-urban general acute care hospitals in communities situated throughout the United States. HMA has generated 17 years of uninterrupted operating earnings growth and upon completing the previously announced transactions to acquire a controlling interest in the 84-bed Orlando Regional St. Cloud Hospital and acquire the 56-bed Barrow Community Hospital and the 95-bed Gilmore Memorial Hospital, will operate 60 hospitals in 16 states with approximately 8,545 licensed beds.

All references to “HMA” used in this release refer to Health Management Associates, Inc. or its affiliates.

Certain statements contained in this release, including, without limitation, statements containing the words “believes,” “anticipates,”, “plans”, “intends,” “expects”, “optimistic,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include projections of revenues, income or loss, capital expenditures, capital structure, or other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact.

Statements made throughout this release are based on current estimates of future events, and HMA has no obligation to update or correct these estimates. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially as a result of these various factors.

(financial tables attached)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands except per share amounts)

	Three Months Ended September 30,		Year Ended September 30,
	2005	2004	2005	2004
Net patient service revenue	$905,592	$789,661	$3,554,533	$3,174,832
Gains on sales of assets and insurance recoveries	15,250	—	34,289	—

Total revenue	920,842	789,661	3,588,822	3,174,832

Costs and expenses:
Salaries and benefits	365,627	311,177	1,393,647	1,242,470
Supplies and other	280,472	242,524	1,080,657	946,056
Provision for doubtful accounts	75,755	59,797	305,559	239,628
Depreciation and amortization	43,060	35,189	155,173	133,644
Rent expense	18,600	16,094	72,452	64,705
Interest, net	3,041	3,382	12,922	16,182

Total costs and expenses	786,555	668,163	3,020,410	2,642,685

Income from continuing operations before minority interests and income taxes	134,287	121,498	568,412	532,147
Minority interests in earnings of consolidated entities	727	1,601	3,126	5,716

Income from continuing operations before income taxes	133,560	119,897	565,286	526,431
Provision for income taxes	46,409	45,858	211,629	201,346

Income from continuing operations	87,151	74,039	353,657	325,085
Income (loss) from discontinued operations, net of income taxes	638	(9)	(580)	14

Net income	$87,789	$74,030	$353,077	$325,099

Basic net income per share:
Continuing operations	$0.36	$0.30	$1.44	$1.34
Discontinued operations	—	—	—	—

Basic net income per share	$0.36	$0.30	$1.44	$1.34

Diluted net income per share:
Continuing operations	$0.35	$0.30	$1.42	$1.32
Discontinued operations	—	—	—	—

Diluted net income per share	$0.35	$0.30	$1.42	$1.32

Weighted average number of shares outstanding:
Basic	246,626	243,432	245,538	242,725

Diluted	249,869	246,695	248,976	246,826

HEALTH MANAGEMENT ASSOCIATES, INC.

EARNINGS PER SHARE CALCULATION

(unaudited, in thousands except per share amounts)

	Three Months Ended September 30,		Year Ended September 30,
	2005	2004	2005	2004
Income from continuing operations	$87,151	$74,039	$353,657	$325,085
Add: Interest from convertible debt, net of taxes	—	—	1	—

Adjusted income from continuing operations	87,151	74,039	353,658	325,085
Income (loss) from discontinued operations, net of income taxes	638	(9)	(580)	14

Adjusted net income	$87,789	$74,030	$353,078	$325,099

Basic shares outstanding	246,626	243,432	245,538	242,725
Add: Employee stock options	3,237	3,263	3,432	4,101
Convertible shares	6	—	6	—

Diluted shares outstanding	249,869	246,695	248,976	246,826

Basic net income per share:
Continuing operations	$0.36	$0.30	$1.44	$1.34
Discontinued operations	—	—	—	—

Basic net income per share	$0.36	$0.30	$1.44	$1.34

Diluted net income per share:
Continuing operations	$0.35	$0.30	$1.42	$1.32
Discontinued operations	—	—	—	—

Diluted net income per share	$0.35	$0.30	$1.42	$1.32

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2005	September 30, 2004
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$78,575	$112,946
Accounts receivable, net	670,190	626,149
Other current assets	276,648	202,499
Property, plant and equipment, net	2,018,363	1,679,655
Restricted funds	64,531	55,942
Other assets	930,703	830,097

	$4,039,010	$3,507,288

Liabilities and Stockholders’ Equity
Current liabilities	$1,053,805	$320,131
Deferred income taxes	187,382	143,760
Other long-term liabilities and minority interests	141,845	139,869
Long-term debt	366,649	925,518
Stockholders’ equity	2,289,329	1,978,010

	$4,039,010	$3,507,288

	Three Months Ended September 30,		Year Ended September 30,
	2005	2004	2005	2004
Same Hospitals*
Occupancy	42.5%	44.9%	46.8%	47.3%
Patient Days	288,011	286,861	1,059,666	1,061,891
Admissions	68,410	68,226	247,590	247,452
Adjusted Admissions	116,488	113,331	402,684	394,830
Average length of stay	4.2	4.2	4.3	4.3
Total surgeries	62,555	59,061	221,595	211,420
Outpatient Revenue percentage	50.7%	49.2%	47.5%	46.6%
Inpatient Revenue percentage	49.3%	50.8%	52.5%	53.4%

Total Hospitals*
Occupancy	42.4%	45.7%	46.3%	47.9%
Patient Days	325,395	302,283	1,349,727	1,275,838
Admissions	73,831	68,306	301,362	281,549
Adjusted Admissions	125,498	113,411	498,168	456,076
Average length of stay	4.4	4.4	4.5	4.5
Total surgeries	67,644	59,061	263,632	236,767
Outpatient Revenue percentage	49.8%	48.9%	47.9%	47.6%
Inpatient Revenue percentage	50.2%	51.1%	52.1%	52.4%

*	Continuing Operations

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2005 (a)(b)	2004(b)	2005 (b)(c)	2004(b)
Total revenue	$920,842	$789,661	$3,588,822	$3,174,832

Less acquisitions, corporate and other (a)	104,253	9,057	683,364	375,798

Same hospital net patient service revenue	$816,589	$780,604	$2,905,458	$2,799,034

Income before income taxes	$133,560	$119,897	$565,286	$526,431

Add:
Interest, net	3,041	3,382	12,922	16,182
Depreciation and amortization	43,060	35,189	155,173	133,644

EBITDA	179,661	158,468	733,381	676,257

Adjustment for acquisitions, corporate and other	8,341	(14,882)	43,838	6,605

Same hospital EBITDA	$171,320	$173,350	$689,543	$669,652

Same hospital EBITDA margins = Same hospital EBITDA / same hospital net patient service revenue	21.0%	22.2%	23.7%	23.9%

(a)	includes approximately $15.3 million in 2005 of revenue from insurance recoveries. This item is not included in the same hospital figures.
(b)	continuing operations
(c)	includes approximately $34.3 million in 2005 of revenue from insurance recoveries and gains on the sale of assets and $35.3 million in additional bad debt expense associated with a refinement in the company's bad debt policy. This item is not included in the same hospital figures.

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,
	2005 (a)	Adjustments	Adjusted 2005
Net patient service revenue	$905,592	$—	$905,592
Gains on sales of assets and insurance recoveries	15,250	(15,250)	—

Total revenue	920,842	(15,250)	905,592

Costs and expenses:
Salaries and benefits	365,627	—	365,627
Supplies and other	280,472	—	280,472
Provision for doubtful accounts	75,755	—	75,755
Depreciation and amortization	43,060	—	43,060
Rent expense	18,600	—	18,600
Interest, net	3,041	—	3,041

Total costs and expenses	786,555	—	786,555

Income from continuing operations before minority interests and income taxes	134,287	(15,250)	119,037
Minority interests in earnings of consolidated entities	727	—	727

Income from continuing operations before income taxes	133,560	(15,250)	118,310
Provision for income taxes	46,409	(5,299)	41,110

Income from continuing operations	87,151	(9,951)	77,200
Income from discontinued operations, net of income taxes	638	—	638

Net income	$87,789	$(9,951)	$77,838

Basic net income (loss) per share:
Continuing operations	$0.36	$(0.04)	$0.32
Discontinued operations	—	—	—

Basic net income (loss) per share:	$0.36	$(0.04)	$0.32

Diluted net income (loss) per share:
Continuing operations	$0.35	$(0.04)	$0.31
Discontinued operations	—	—	—

Diluted net income (loss) per share:	$0.35	$(0.04)	$0.31

Weighted average number of shares outstanding:
Basic	246,626	—	246,626

Diluted	249,869	—	249,869

(a)	continuing operations

HEALTH MANAGEMENT ASSOCIATES, INC.

EARNINGS PER SHARE CALCULATION

(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,
	2005 (a)	Adjustments	Adjusted 2005
Income from continuing operations	$87,151	$(9,951)	$77,200
Add: Interest from convertible debt, net of taxes	—	—	—

Adjusted income from continuing operations	87,151	(9,951)	77,200
Income from discontinued operations, net of income taxes	638	—	638

Adjusted net income	$87,789	$(9,951)	$77,838

Basic shares outstanding	246,626	—	246,626
Add: Employee stock options	3,237	—	3,237
Convertible shares	6	—	6

Diluted shares outstanding	249,869	—	249,869

Basic net income (loss) per share:
Continuing operations	$0.36	$(0.04)	$0.32
Discontinued operations	—	—	—

Basic net income (loss) per share	$0.36	$(0.04)	$0.32

Diluted net income (loss) per share:
Continuing operations	$0.35	$(0.04)	$0.31
Discontinued operations	—	—	—

Diluted net income (loss) per share	$0.35	$(0.04)	$0.31

(a)	continuing operations

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

	Year Ended September 30,
	2005 (a)	Adjustments	Adjusted 2005
Net patient service revenue	$3,554,533	$—	$3,554,533
Gains on sales of assets and insurance recoveries	34,289	(34,289)	—

Total revenue	3,588,822	(34,289)	3,554,533

Costs and expenses:
Salaries and benefits	1,393,647	—	1,393,647
Supplies and other	1,080,657	—	1,080,657
Provision for doubtful accounts	305,559	(35,306)	270,253
Depreciation and amortization	155,173	—	155,173
Rent expense	72,452	—	72,452
Interest, net	12,922	—	12,922

Total costs and expenses	3,020,410	(35,306)	2,985,104

Income from continuing operations before minority interests and income taxes	568,412	1,017	569,429
Minority interests in earnings of consolidated entities	3,126	—	3,126

Income from continuing operations before income taxes	565,286	1,017	566,303
Provision for income taxes	211,629	381	212,010

Income from continuing operations	353,657	636	354,293
Loss from discontinued operations, net of income taxes	(580)	—	(580)

Net income	$353,077	$636	$353,713

Basic net income per share:
Continuing operations	$1.44	$—	$1.44
Discontinued operations	—	—	—

Basic net income per share:	$1.44	$—	$1.44

Diluted net income per share:
Continuing operations	$1.42	$—	$1.42
Discontinued operations	—	—	—

Diluted net income per share:	$1.42	$—	$1.42

Weighted average number of shares outstanding:
Basic	245,538	—	245,538

Diluted	248,976	—	248,976

(a)	continuing operations

HEALTH MANAGEMENT ASSOCIATES, INC.

EARNINGS PER SHARE CALCULATION

(unaudited, in thousands except per share amounts)

	Year Ended September 30,
	2005 (a)	Adjustments	Adjusted 2005
Income from continuing operations	$353,657	$636	$354,293
Add: Interest from convertible debt, net of taxes	1	—	1

Adjusted income from continuing operations	$353,658	$636	$354,294
Loss from discontinued operations, net of income taxes	(580)	—	(580)

Adjusted net income	$353,078	$636	$353,714

Basic shares outstanding	245,538	—	245,538
Add: Employee stock options	3,432	—	3,432
Convertible shares	6	—	6

Diluted shares outstanding	248,976	—	248,976

Basic net income per share:
Continuing operations	$1.44	$—	$1.44
Discontinued operations	—	—	—

Basic net income per share	$1.44	$—	$1.44

Diluted net income per share:
Continuing operations	$1.42	$—	$1.42
Discontinued operations	—	—	—

Diluted net income per share	$1.42	$—	$1.42

(a)	continuing operations

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